Tel: +61 2 9251 4100
Fax: +61 2 9240 9821
www.bdo.com.au

Level 11, 1 Margaret St
Sydney NSW 2000
Australia

# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-226192; No. 333-230757 and No. 333-232229) of Naked Brand Group Limited of our report dated January 3, 2020, relating to the consolidated financial statements, which appear in this Form 20-F/A. Our report contains an explanatory paragraph regarding Naked Brand Group Limited's ability to continue as a going concern.

**BDO Audit Pty Ltd**

BDO

Tim Aman
Director

Sydney, Australia
January 3, 2020